Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 2, 2007, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries, and to the use of our report dated March 5, 2007, with respect to the financial statements of Variable Annuity Account XIV - AdvisorDesigns Variable Annuity, included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-138540) and Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) of Variable Annuity Account XIV and the related Statement of Additional Information accompanying the Prospectus for the EliteDesigns Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2007